UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2015

HealthTalk Live, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-189735	45-1994478
(State or other jurisdiction of incorporation or organization)	(SEC File Number)	(IRS I.D.)

1955 Baring Boulevard Sparks, NV	89434
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number: (626) 393-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Company's independent registered public accounting firm has not yet completed their audit, and therefore the audited financial statements contained in the Company's annual report on Form 10-K for the fiscal year ended March 31, 2015 filed on July 13, 2015 should not be relied upon. The Company will amend the inadvertently filed Form 10-K for the fiscal year ended March 31, 2015 filed on July 13, 2015 as soon as the audited financial statements are completed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

HealthTalk Live, Inc., a Nevada corporation

Date: July 14, 2015	By:	/s/ Johnie M. Yawn
Johnie M. Yawn
Principal Executive Officer